UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2012
Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	214-441-8500
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2012, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships with four-year terms beginning on January 1, 2013. Three member directors and one independent director were elected to serve on the Bank's Board of Directors. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. A description of the Bank's director election process is contained in the Bank's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012 (the "2011 10-K").

Two new member directors, Tim H. Carter and W. Wesley Hoskins, were elected to represent the state of Texas. Mr. Carter serves as a director, President and Chief Executive Officer of OmniAmerican Bank (a member of the Bank located in Fort Worth, Texas) and its publicly traded holding company, OmniAmerican Bancorp, Inc., and has served in such capacities since 2007. Mr. Hoskins serves as Chairman, President and Chief Executive Officer of First Community Bank (a member of the Bank located in Corpus Christi, Texas) and its privately held holding company, Coastal Bend Bancshares, Inc., and has served in such capacities since 1997.

Joseph F. Quinlan, Jr. was re-elected as a member director representing the state of Louisiana. Mr. Quinlan serves as Chairman of First National Bankers Bank (a member of the Bank located in Baton Rouge, Louisiana) and as Chairman, President and Chief Executive Officer of its privately held holding company, First National Bankers Bankshares, Inc., and has served in such capacities since 1984. He has served as a director of the Bank since April 22, 2008. Currently, Mr. Quinlan serves on the Board of Directors' Executive Committee, Risk Management Committee (for which he serves as Chairman) and Strategic Planning Committee.

Finally, Margo S. Scholin was re-elected as an independent director. Ms. Scholin is a retired partner of the law firm of Baker Botts L.L.P. in Houston, Texas. Ms. Scholin joined Baker Botts L.L.P. in 1983 and was a partner from 1991 until her retirement in 2010. She has served as a director of the Bank since April 10, 2007. Ms. Scholin currently serves on the Board of Directors' Strategic Planning Committee (for which she serves as Vice Chairman) and Audit Committee.

At the time of filing this report, the committees of the Bank's Board of Directors to which Messrs. Carter and Hoskins will be named has not been determined, nor has it been determined whether Mr. Quinlan or Ms. Scholin will continue to serve on the same committees in 2013.

For a description of the Bank's director compensation, please refer to Item 11 of the Bank's 2011 10-K.

Since January 1, 2011, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank's products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve (or have been elected to serve) as member directors of the Bank. The Bank's products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

The terms of directors Lee R. Gibson and Howard R. Hackney will expire on December 31, 2012. Messrs. Gibson and Hackney have served as member directors representing the state of Texas since January 1, 2002 and January 1, 2003, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on November 9, 2012, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2013.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

For the member directorships commencing on January 1, 2013, there were seven nominees for two member directorships representing the state of Texas and one nominee for one member directorship representing the state of Louisiana. With one nominee for the member directorship representing the state of Louisiana, members were not requested to cast votes for that position. There were no open member directorships for the states of Arkansas, Mississippi or New Mexico. For the one independent directorship commencing on January 1, 2013, there was one nominee. To be elected as a sole nominee for an independent directorship, a candidate must receive at least 20 percent of the number of votes eligible to be cast in the election.

Tim H. Carter and W. Wesley Hoskins, each representing the state of Texas, and Joseph F. Quinlan, Jr., representing the state of Louisiana, were elected to serve as member directors. In addition, Margo S. Scholin was elected to serve as an independent director.

There were 524 member institutions in Texas that were eligible to vote for the two member directorships, of which 184 institutions cast a total of 1,703,008 votes. The results of the election for the state of Texas were as follows:

Nominee	Member Institution	Number of Votes Received

W. Wesley Hoskins	First Community Bank	485,166
President and Chief Executive Officer	Corpus Christi, TX

Tim H. Carter	OmniAmerican Bank	333,844
President and Chief Executive Officer	Fort Worth, TX

Patti McKee	View Point Bank, N.A.	272,781
EVP and Chief Financial Officer	Plano, TX

Terry S. Key	Lubbock National Bank	265,943
President Emeritus, Director	Lubbock, TX

Frank Scheer	First Security Bank, N.A.	124,985
President	Flower Mound, TX

S. David Deanda	Lone Star National Bank	124,556
President	Pharr, TX

Stephen J. Coomes	United San Antonio Community FCU	95,733
President and Chief Executive Officer	San Antonio, TX

There were 910 member institutions in the Bank's five-state district that were eligible to vote for the independent directorship, of which 219 institutions cast a total of 1,053,009 votes for Ms. Scholin, which represented more than 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which she was nominated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

November 15, 2012	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Senior Vice President and Chief Accounting Officer

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